UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 31, 2008

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2008, the Board of Directors of SLM Corporation (the "Company") appointed J. Terry Strange to the Board. Mr. Strange, age 64, is retired from KPMG where he served as Vice Chair and Managing Partner of the U.S. Audit Practice from 1996 to 2002. During this period, Mr. Strange also served as the Global Managing Partner of the Audit Practice of KPMG International and was a member of its International Executive Committee. Mr. Strange is a director of New Jersey Resources Corp., an energy services holding company, Group 1 Automotive, Inc., a holding company operating in the automotive retailing industry, Newfield Exploration Company, an independent crude oil and natural gas exploration and production company, and BearingPoint, Inc., a management and technology consulting services firm.

Mr. Strange will serve as a member of the audit committee and will receive as cash compensation a pro-rated portion of the standard $70,000 annual director retainer for his service through the next annual meeting of shareholders, set for May 22, 2009.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2008, the Board of Directors of the Company approved amendments to the following sections of the By-Laws of the Company:

• Sections 3, 8 and 9 of Article II – Meetings of Stockholders;
• Section 2 of Article III – Directors; and
• Sections 7 and 10 of Article VIII – Indemnification.

Notice to stockholders of these amendments is being provided by this filing. As set forth in Article IX of the By-Laws, these amendments are effective for director nominations and other business at the meeting of stockholders next following the date of this filing.

The amendments are summarized below.

1. To eliminate duplication, the advance notice provisions applicable to director nominations (previously in Section 9 of Article II) and other business have been combined into one section (Section 8 of Article II) that addresses the advance notice requirements applicable to both; provided, however, that stockholders seeking to have a stockholder proposal considered for inclusion in the Company’s annual proxy statement must comply with the notice requirements applicable to stockholder proposals under Rule 14a-8 under the Securities Exchange Act of 1934.

2. The time frames for stockholders to give notice to the Company of their intent to nominate directors or propose other business at an annual meeting have been changed from no earlier than the 90th day and no later than the 30th day prior to the first anniversary of the preceding year’s annual meeting to no earlier than the 120th day and no later than the 60th day prior to the first anniversary of the preceding year’s annual meeting.

The meeting date for the 2009 annual shareholders’ meeting is Friday, May 22, 2009 (a change from the previously announced date of Thursday, May 21, 2009.) Accordingly, for the Company’s 2009 annual meeting, to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principle executive offices of the Company:

Not earlier than 5:00 p.m. (the close of business) on January 8, 2009; and

Not later than 5:00 p.m. (the close of business) on March 9, 2009.

To be considered, proposals submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Company no later than 5:00 p.m. (the close of business) on December 11, 2008 and must satisfy the other requirements of Rule 14a-8.

3. Additional information is required of stockholders who wish to nominate directors or propose other business at an annual meeting or a special meeting. (Section 8(d) of Article II). Among other things, a stockholder must provide information about any agreement, arrangement, or understanding relating to the nomination or other business to be proposed that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class of shares of the Company, or increasing or decreasing voting power with respect to shares of the Company, including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares. In addition, the stockholder must provide the Company with a written update of certain of the information required to be included in the notice within five business days after the record date of the meeting.

4. The deadline has been changed for determining whether an election of directors is contested, at which such election a plurality, rather than a majority, voting standard will apply. (Section 2 of Article III.) Under the previous By-Laws, the date was the record date for the meeting. Under the amended By-Laws, the date is ten days before the Company files its proxy statement with the Securities and Exchange Commission.

5. The indemnification provisions have been revised to clarify that rights granted under the director and office indemnification provisions are contract rights and any amendments to these provisions will be prospective only. (Sections 7 and 10 of Article VIII.)

The preceding description is qualified in its entirety by reference to the amendment and restated By-Laws of the Company, which are filed as Exhibit 3.1(ii) to this report and are incorporation herein by reference.

Exhibit

3.1(ii) By-Laws of SLM Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

August 6, 2008	By:	Michael E. Sheehan

Name: Michael E. Sheehan
Title: Senior Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

3.1 (ii)	By-Laws of SLM Corporation